As filed with the Securities and Exchange Commission on August 24, 2016

Registration No. 333-206014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	45-2681082
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(757) 627-9088

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(800) 624-0909

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Bradley A. Haneberg, Esq.

Matthew B. Chmiel, Esq.

Haneberg Hurlbert PLC

310 Granite Avenue

Richmond, Virginia 232226

(804) 814-2209

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (Registration No. 333-206014), declared effective by the Securities and Exchange Commission (the “Commission”) on August 14, 2015, as amended via Post-Effective Amendment No. 1 thereto, declared effective by the Commission on August 17, 2016 (collectively, including all exhibits thereto, the “Registration Statement”). Currently, the Registration Statement registers up to $300,000,000 of common stock, $0.01 par value per share (“Common Stock”) and preferred stock, without par value per share (the “Preferred Stock”), of Wheeler Real Estate Investment Trust, Inc. (the “Company”). This Post-Effective Amendment No. 2 is being filed to remove the Preferred Stock from registration. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such Preferred Stock. The Common Stock registered under the Registration Statement shall remain as so registered.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Virginia Beach, Commonwealth of Virginia, on the 24th day of August 2016.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ JON S. WHEELER
Jon S. Wheeler
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JON S. WHEELER Jon. S. Wheeler	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 24, 2016

/S/ WILKES J. GRAHAM Wilkes J. Graham	Chief Financial Officer (Principal Financial and Accounting Officer)	August 24, 2016

/S/ JOHN MCAULIFFE John McAuliffe	Director	August 24, 2016

/S/ STUART J. BROWN Stuart J. Brown	Director	August 24, 2016

/S/ DAVID KELLY David Kelly	Director	August 24, 2016

/S/ WILLIAM W. KING William W. King	Director	August 24, 2016

/S/ KURT R. HARRINGTON Kurt R. Harrington	Director	August 24, 2016

/S/ CARL B. MCGOWAN, JR. Carl B. McGowan, Jr.	Director	August 24, 2016

/S/ JEFFREY M. ZWERDLING Jeffrey M. Zwerdling	Director	August 24, 2016